SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85072-3999

(Address of principal executive offices)	(Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Item 5.	Other Events.

     Attached is the Procedural Order which revises the procedural schedule and timing of the Arizona Public Service Company (“APS”) general rate case. For additional information regarding the rate case, see “APS General Rate Case and Retail Rate Adjustment Mechanisms” in Note 3 of Notes to Consolidated Financial Statements in the Pinnacle West Capital Corporation (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit
No.	Description
99.1	Procedural Order dated April 16, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: April 21, 2004	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

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